UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2015

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2015, Shai Weiss announced that he will be resigning from his position as a member of the Board of Directors (the “Board”) of Gevo, Inc. (“Gevo” or the “Company”) effective immediately. Mr. Weiss has served on the Board since 2007, was the Chairman of the Board and the Chair of the Compensation and Nominating and Corporate Governance Committees. Effective as of September 22, 2015, Mr. Weiss will no longer be a member of the Board or any of its committees.

Mr. Weiss’s resignation is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Weiss is currently the Chief Financial Officer and a Director of Virgin Atlantic Limited and due to the demands on his time in that capacity, he is unable to continue as a Board member of Gevo. However, Mr. Weiss will continue to advise the Board and the Company as his schedule permits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Chief Legal Officer, General Counsel and Secretary

Date: September 24, 2015